SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                               GOPUBLICNOW.COM, Inc.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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                             GOPUBLICNOW.COM, INC.
                   5000 BIRCH STREET, WEST TOWER, SUITE 4900
                       NEWPORT BEACH, CALIFORNIA  92660

                             INFORMATION STATEMENT

                                  INTRODUCTION

     This information statement is being mailed or otherwise furnished to stockholders of GoPubicNow.com, Inc., a Delaware corporation (the "Company"), in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's Common Stock (the "Voting Capital Stock") of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Certificate of Incorporation to GPN Network, Inc.

     The Board of Directors believes that it is advisable and in the best interests of the Company to change the name of the Company to more effectively reflect its business model.

     This information statement is being first sent to stockholders on or about October 19, 2000. The Company anticipates that the Amendment will become effective on or about November 9, 2000.

                        WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

VOTE REQUIRED

     The vote which was required to approve the Proposal was the affirmative vote of the holders of a majority of the Company's Voting Capital Stock. Each holder of Common Stock is entitled to one (1) vote for each share held.

     The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining stockholders entitled to vote, is the close of business on October 6, 2000, (the "Record Date"), the day on which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment. As of the Record Date, the Company had outstanding 10,537,239 shares of Common Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is Alpha Tech Stock Transfer, Draper, Utah.

                                   2
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VOTE OBTAINED - SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 228 of the Delaware General Corporation Law (the "Delaware Law") provides that the written consent of the holders of the outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law and the Bylaws of the Company, a majority of the outstanding shares of Common Stock entitled to vote thereon is required in order to amend the Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Common Stock of the Company.

     Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Delaware Law are afforded to the Company's stockholders as a result of the approval of the Proposal.


                    CERTAIN MATTERS RELATED TO THE PROPOSAL

     The Amendment will become effective upon filing the Amendment to the Company's Certificate of Incorporation, anticipated to be approximately 21 days after this Information Statement has been distributed to the Company's stockholders.

                  PROPOSAL TO CHANGE THE NAME OF THE COMPANY

GENERAL

     On October 6, 2000, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to change the name of the Company from GoPublicNow.com, Inc. to GPN Network, Inc. On October 6, 2000, the Proposal was approved by written consent of a holders of a majority of the Company's common stock.

APPROVAL OF NAME CHANGE

     On October 6, 2000, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's Voting Capital Stock for action by written consent the proposed amendment to Article I of the Company's Certificate of Incorporation to change the name of the Company from GoPublicNow.com, Inc. to GPN Network, Inc. The Board of Directors has fixed the close of business on October 6, 2000 as the record date for the determination of shareholders who are entitled to give consent and receive this information statement. As of the Record Date, the Company had outstanding 10,537,239 shares of Common Stock held by approximately 324 shareholders of record.

     The Board of Directors believes that it is advisable and in the Company's best interests that its name reflect the business model of the Company, which will be an internet based financing and financial services business.

CERTAIN MATTERS RELATED TO THE PROPOSAL

     The Amendment will become effective upon filing the Amendment to the Company's Certificate of Incorporation, anticipated to be approximately 21 days after this Information Statement has been distributed to the Company's stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of each class of the Company's voting securities as of October 6, 2000, by (a) each beneficial owner of more than 5% of the Company's Common Stock, (b) the executive officers of the Company; (c) each director of the Company and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. The address of all persons listed below is 5000 Birch Street, West Tower, Suite 4900, Newport Beach, California 92660
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| NAME                 | TITLE OF       | AMOUNT AND NATURE    | PERCENTAGE |
|                      | CLASS          | OF BENEFICIAL        | OF CLASS   |
|                      |                | OWNERSHIP            |            |
|----------------------|----------------|----------------------|------------|
| Bruce Berman         | Common         |  8,000,000           | 75.92%     |
| Marcus Hurlburt      | Common         |    500,000           |  4.75%     |
| Eric Hopkins    (1)  | Common         |     50,000           |  0.47%     |
| Jeffrey Diamond (2)  | Common         |     52,222           |  0.50%     |
|----------------------|----------------|----------------------|------------|
| ALL OFFICERS AND     | Common         |  8,602,222           | 80.85%     |
| DIRECTORS AS A GROUP |                |                      |            |
| (4 PERSONS)          |                |                      |            |
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(1) Consists of options  exercisable  by December 10, 2000 for 50,000  shares of common stock.

(2) Consists of options exercisable by December 10, 2000 for 52,222 shares of common stock.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ Bruce A. Berman
Bruce A. Berman
Chief Executive Officer
October 12, 2000
Newport Beach CA  92660